EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-136429 and No. 333 -133176) of Energy Transfer Partners, L.P. of our report dated March 30, 2006 relating to the financial statements of Transwestern Pipeline Company, LLC., which appears in this Current Report on Form 8-K/A (Amendment No. 1) of Energy Transfer Partners, L.P.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
January 8, 2007